UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2024

HORIZON KINETICS HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13458	84-0920811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

470 Park Ave S.
New York, New York		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 291-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 13, 2024, the Audit Committee of the Board of Directors (the “Audit Committee”) of Horizon Kinetics Holding Corporation (the “Company), formerly known as Scott’s Liquid Gold-Inc. (“Scott’s”), dismissed Weinberg & Company (“Weinberg”) as the Company’s independent registered public accounting firm. Weinberg had served in that capacity since December 2023, after Scott’s previous independent registered public accounting firm, Plante & Moran, PLLC (“Plante & Moran”), had provided notice that it would not stand for re-appointment. Collectively, we refer to Weinberg and Plante & Moran as the “Prior Auditors.”

On August 13, 2024, the Audit Committee of the Company appointed Marcum LLP (“Marcum”) as the Company’s independent registered public accounting firm.

Weinberg’s report on Scott’s consolidated financial statements for the most recent year ended December 31, 2023 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent years ended December 31, 2023 and 2022, and during the subsequent interim period through August 13, 2024, (i) there were no disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) between the Company and the Prior Auditors on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the relevant Prior Auditor’s satisfaction, would have caused such Prior Auditor to make reference to the subject matter of the disagreements in connection with its report on the Company's consolidated financial statements for the relevant year, and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in internal control over financial reporting (A) first identified as of June 30, 2023 related to Scott’s finance department lacking a sufficient number of trained professionals with technical accounting expertise to process and account for complex, non-routine transactions in accordance with GAAP, which continued to exist at June 30, 2024; and (B) first identified on June 30, 2022 related to the operating effectiveness of the review of the impairment assessment of goodwill prepared by a third-party firm.

In accordance with Item 304(a)(3) of Regulation S-K, the Company provided Weinberg with a copy of this Current Report on Form 8-K and requested that Weinberg furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Weinberg agrees with the statements made by the Company with respect to Weinberg in this Item 4.01, and, if not, stating the respects in which it does not agree. A copy of Weinberg’s letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the Company’s two most recent years ended December 31, 2023 and 2022, and during the subsequent interim period through August 13, 2024, neither the Company nor anyone on its behalf consulted with Marcum regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instruction thereto), or (iii) any reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2024, the Board of Directors (the “Board”) of the Company appointed Daniel J. Roller to serve as lead independent director and appointed the following directors to the specified Board committees:

•
Audit Committee: Brent D. Rosenthal (Chair), Alice C. Brennan, Allison Nagelberg, Daniel J. Roller
•
Compensation Committee: Alice C. Brennan (Chair), Allison Nagelberg, Brent D. Rosenthal, Daniel J. Roller
•
Nominating and Governance Committee: Allison Nagelberg (Chair), Alice C. Brennan, Brent D. Rosenthal, Daniel J, Roller

The Board also set the compensation for non-management directors at $100,000 per year, inclusive of service on all committees, paid on a quarterly basis.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description
16.1	Letter from Weinberg & Company to the Securities and Exchange Commission dated August 19, 2024.
104	Cover page interactive data file (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON KINETICS HOLDING CORPORATION

Date:	August 19, 2024	By:	/s/ Jay Kesslen
Jay Kesslen
General Counsel